UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

JFB CONSTRUCTION HOLDINGS

(Exact name of registrant as specified in its charter)

Nevada	001-42538	99-2549040
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

1300 S. Dixie Highway, Suite B

Lantana, FL 33462

(Address of principal executive offices, including zip code)

561-582-9840

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	JFB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2025, JFB Construction Holdings (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with American Ventures LLC, Series XIV JFB (the “Investor”) for a private investment in public equity (the “PIPE Offering”) of 4,389,500 shares of its Series C Convertible Preferred Stock par value $0.0001 per share, stated value $10.00 per share (the “Series C Preferred Stock”), convertible into 8,068,933 shares of common stock, par value $0.0001 (the “Common Stock”), at a conversion price of $5.44 per share of Series C Preferred Stock, an aggregate of 8,068,933 warrants (the “Common Warrants A”) to acquire up to 8,068,933 shares of Common Stock, and an aggregate of 8,068,933 warrants (the “Common Warrants B”, and collectively with the Common Warrants A, the “PIPE Warrants”) to acquire up to 8,068,933 shares of Common Stock. The PIPE Warrants are subject to beneficial ownership limitations set by the holder. The purchase price for one unit consisting of the Series C Convertible Preferred Stock, Common Warrants A and Common Warrants B is $5.44 per share.

The Common Warrants A issued in the PIPE Offering are exercisable immediately at an exercise price of $5.75 per share and will expire three years from the date of issuance. The Common Warrants B issued in the PIPE Offering are exercisable immediately at an exercise price of $6.25 per share and will expire three years from the date of issuance.

The PIPE Offering closed on October 2, 2025, with aggregate gross proceeds totaling approximately $44 million, before deducting placement agent fees and other expenses. The Company intends to use the $12 million of the net proceeds from the PIPE Offering to retire the Company’s Class B Common Stock, par value $0.0001 per share, (the “Class B Common Stock”) owned by Joseph F. Basile III, the Company’s Chief Executive Officer, pursuant to a Share Redemption Agreement, dated September 30, 2025 (the “Share Redemption Agreement”) and the remainder of the proceeds shall be used for general corporate operating expenses. for general corporate and working capital purposes.

The exercise price and number of shares of Common Stock issuable upon exercise of the PIPE Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price. Subject to limited exceptions, the Investor may not exercise any portion of the PIPE Warrants to the extent that the Investor would beneficially own more than 4.99% (or, at the election of the holder prior to the date of issuance, 9.99%) of the outstanding Common Stock after exercise. In the event of certain fundamental transactions, the holder of the PIPE Warrants will have the right to receive the Black Scholes Value (as defined in the PIPE Warrants) of its PIPE Warrants calculated pursuant to a formula set forth in the PIPE Warrants, payable in cash. There is no trading market available for the PIPE Warrants on any securities exchange or nationally recognized trading system. The Company does not intend to list the PIPE Warrants on any securities exchange or nationally recognized trading system.

Pursuant to the Securities Purchase Agreement, for a period of eighteen (18) months after the closing date, the Investor shall have the right of first refusal to participate with respect to any offering involving (i) future equity or equity-linked securities of the Company or (ii) debt of the Company, which is convertible into equity or in which there is an equity component.

Dominari Securities, LLC acted as placement agent (the “Placement Agent”) in connection with the PIPE Offering, pursuant to that certain Placement Agency Agreement, dated as of September 26, 2025, between the Company and the Placement Agent, pursuant to which the Company paid the Placement Agent (i) a cash fee equal to 8.00% of the aggregate gross proceeds from the sale of the shares of Common Stock in the PIPE Offering and (ii) reimbursement for certain of out-of-pocket expenses, including for reasonable expenses and legal fees of $150,000. In addition, we issued to the Placement Agent or its designees the placement agent warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 645,515 shares of Common Stock (8.0% of the Common Stock sold in the PIPE Offering). The Placement Agent Warrants have identical terms as the PIPE Warrants, except that the exercise price of the Placement Agent Warrants is $5.44 per share and the exercise term is five (5) years from the date of issuance.

The securities being offered and sold by the Company in the PIPE Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file one or more registration statements with the SEC covering the resale of the unregistered shares issuable upon the conversion of the Series C Preferred Stock and the shares issuable upon exercise of the unregistered warrants pursuant to a Registration Rights Agreement entered into between the Company and the Investor (the “Registration Rights Agreement”).

The foregoing descriptions of the PIPE Warrants, Placement Agent Warrants, Securities Purchase Agreement, Placement Agency Agreement, and Registration Rights Agreement (collectively, the “Transaction Documents”), do not purport to be a complete description and are qualified in its entirety by reference to the full text of the Transaction Documents, copies of which are filed herewith as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the offer and sale of the shares of Series C Preferred Stock and the PIPE Warrants to the Investor pursuant to the Securities Purchase Agreement is incorporated herein by reference. The shares of Series C Preferred Stock and the PIPE Warrants issued and sold under the Securities Purchase Agreement as described in Item 1.01 were offered and sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The Placement Agent Warrants issued under the Placement Agency Agreement as described in Item 1.01 were issued by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the PIPE Offering, on September 29, 2025, the Company filed a Certificate of Designation of Series C Convertible Preferred Stock with the Secretary of State of the State of Nevada (the “Series C Certificate of Designation”).

The stated value of the Series C Preferred Stock is $10 per share.

Holders of Series C Preferred Stock are entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock are convertible on the basis of a conversion price of $5.44 per share. The Holders shall vote together with the holders of shares of Common Stock as a single class.

Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series C Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

The foregoing description of the Series C Certificate of Designation does not purport to be a complete description and is qualified in its entirety by reference to the Series C Certificate of Designation, which is filed herewith as Exhibit 3.1 and incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

As described above, on September 30, 2025, the Company entered into a Share Redemption Agreement with Joseph F. Basile, III, the Company’s Chief Executive Officer, pursuant to which the Company paid Mr. Basile $12,000,000 from the proceeds of the PIPE Offering in exchange for retiring 4,000,000 shares of Class B Common Stock held by Mr. Basile (the “Redemption”). The Board independently approved the Redemption.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 3.03 above are incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On October 2, 2025, the Company issued a press release announcing the closing of the PIPE Offering. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series C Convertible Preferred Stock
4.1	Common Stock Purchase Warrant A
4.2	Common Stock Purchase Warrant B
10.1	Securities Purchase Agreement
10.2	Placement Agency Agreement
10.3	Registration Rights Agreement
10.4	Share Redemption Agreement
99.1	Press Release dated October 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JFB CONSTRUCTION HOLDINGS

Date: October 2, 2025	By:	/s/ Joseph F. Basile, III
Joseph F. Basile, III
Chief Executive Officer